Exhibit 5.1

[Letterhead of Seyfarth Shaw LLP]

January 18, 2012

Marlborough Software Development Holdings Inc.

500 Nickerson Road

Marlborough, MA 01752

Re:	Registration Statement on Form S-1, File No. 333-177915

Ladies and Gentlemen:

We have acted as legal counsel to Marlborough Software Developing Holdings Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 10,730,859 shares (the “Shares”) of common stock of the Company, $0.01 par value per share (“Common Stock”), pursuant to the above-referenced Registration Statement on Form S-1 and any subsequent amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company is a wholly-owned subsidiary of Bitstream, Inc. (“Bitstream”), and the shares will be distributed by Bitstream to its stockholders for no consideration on a pro rata basis such that each stockholder of Bitstream shall receive one share of the Company’s Common Stock (the “Distribution”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined originals or copies certified or otherwise identified to our satisfaction, of such documents, necessary or appropriate for purposes of rendering this opinion letter, including (a) the Certificate of Incorporation of the Company, as amended, (b) the By-laws of the Company, as amended, (c) the Statement of the Sole Incorporator of the Company dated July 18, 2011, (d) Resolutions adopted by the Board of Directors of the Company dated November 10, 2011 relating to, among other items, the authorization of the issuance of the Shares and the filing of the Registration Statement, (e) the Registration Statement, (f) a status certificate of the Department of State of the State of Delaware as of a recent date to the effect that the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware, (g) the Contribution Agreements dated November 10, 2011 by and between Bitstream and the Company; (h) the Distribution Agreement dated November 10, 2011 by and between Bitstream and the Company, (i) the Intellectual Property Assignment and License Agreements dated November 10, 2011 between Bitstream and the Company, (j) the Tax Indemnity Agreement dated November 10, 2011 between the Company and Bitstream, (k) the Transition Services Agreement dated November 10, 2011 between the Company and Bitstream, and (l) such other documents, records and other instruments and matters of law as we have deemed necessary or appropriate for purposes of this opinion letter (collectively, the “Documents”).

In all such examinations, we have assumed:

1. the genuineness of all signatures on original and certified Documents;

2. the legal capacity of all natural persons;

3. the authenticity of all documents submitted to us as originals;

4. the conformity to executed documents of all unexecuted copies submitted to us, and the conformity to the originals of photocopies;

5. the authority of each individual executing any of the Documents on behalf of a party (other than the Company); and

6. that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the federal laws of the United States of America, and the general corporate laws of the State of Delaware, and we express no opinion with respect to any state securities or blue sky laws.

Upon the basis of the foregoing and in reliance upon the representations made to us, we are of the opinion that the Shares have been duly authorized and validly issued and when issued by the Company and distributed by Bitstream in the Distribution shall be fully paid and nonassessable.

This opinion is issued to you for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Act.

Very truly yours,

/s/ Seyfarth Shaw LLP

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